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         (21) LIST OF SUBSIDIARIES

                                         UNITED NATIONAL BANCORP

                                           UNITED NATIONAL BANK
                                         (WHOLLY-OWNED SUBSIDIARY
                                       OF UNITED NATIONAL BANCORP)

                                           UNB CAPITAL TRUST I
                                         (WHOLLY-OWNED SUBSIDIARY
                                       OF UNITED NATIONAL BANCORP)

                                           UNITED NATIONAL BANK

                                 UNITED NATIONAL INVESTMENT COMPANY, INC.
                                   (FORMERLY UNB INVESTMENT CO., INC.)
                                         (WHOLLY-OWNED SUBSIDIARY
                                         OF UNITED NATIONAL BANK)

                                  UNITED COMMERCIAL CAPITAL GROUP, INC.
                                         (WHOLLY-OWNED SUBSIDIARY
                                         OF UNITED NATIONAL BANK)

                                     UNITED FINANCIAL SERVICES, INC.
                                          (UNITED NATIONAL BANK
                                     OWNS 50% OF THIS JOINT VENTURE)

                                 UNITED NATIONAL INVESTMENT COMPANY, INC.

                                    BRIDGEWATER MORTGAGE COMPANY, INC.
                                        (WHOLLY-OWNED SUBSIDIARY,
                                       EXCEPT FOR PREFERRED STOCK,
                                 OF UNITED NATIONAL INVESTMENT CO., INC.)